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EXHIBIT 10.1

                         ADVISORY & CONSULTING AGREEMENT

                  This Agreement (the "Agreement") dated as of September 10th, 2001 (the "Effective Date"), by and between SATX, Inc., hereinafter referred to as "SATX" or the "Company" and Terrance Byrne, hereinafter referred to as "Advisor".

                  The Company desires to engage Advisor to provide strategic planning, Advisory and business consulting services to it, and Advisor desires to provide strategic planning, Advisory and business consulting services to the Company, being understood that the services provided to the Company shall be from the Advisor.

                  Accordingly, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. TERM OF AGREEMENT. Commencing on the Effective Date, Advisor shall be retained by the Company for a period of two (2) years from the date hereof. This Agreement shall be renewable upon mutual agreement of the parties for additional one-year periods. The initial one-year period and any extensions or renewals thereof shall constitute the "Consulting Term."

                  SECTION 2. POSITION AND RESPONSIBILITIES. Advisor shall serve as Business Advisor and consultant to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, Investor relations, merger and acquisition Advisory services, capital structure Advisory, marketing and strategic planning services, business development activities and making introductions to investment banks, broker dealers and institutions on behalf of Company. During the Consulting Term, Advisor shall report directly to the Chief Executive Officer or such other senior officer of the Company as shall be designated by the Chief Executive Officer of the Company. Subject to the terms and conditions set forth herein, Advisor agrees to undertake on a best-efforts basis such planning, consultative and Advisory services as the Company shall reasonably request in connection with the Company's business.

                  SECTION 3. COMPENSATION. (a) Retainer Fee: Company shall grant to Mr. Byrne compensation in the amount of Five Million (5,000,000) free trading shares of the Company's common stock. Said compensation will be issued to Advisor, in his name, upon the execution of this Agreement. The shares provided to Advisors will be fully registered, fully paid, non assessable, non-cancelable and free and clear of any encumbrances. Company will transfer said shares to the account/s designated by Advisor.

                  SECTION 4. EXPENSES. Advisor shall be solely responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Advisor may incur in performing advisory services under the Agreement. However, costs may be reimbursed to Advisor if approved in advance in writing by the Company.

                  SECTION 5. CONFIDENTIAL INFORMATION. (a) Advisor agrees that during the course of his Consulting Term and at any time after termination, he will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 6) (all the foregoing is referred to herein as the "Confidential Information"). The Advisor agrees: (i) not to use any such Confidential Information for himself or others; and (ii) not to take any such material or reproductions thereof from the Company's facilities at any time during the Consulting Term except, in each case, as required in connection with Advisors duties to the Company.

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                  Notwithstanding the foregoing, the parties agree that the
Advisor is free to use (i) information in the public domain not as a result of a breach of this Agreement, (ii) information lawfully received form a third party who had the right to disclose such information and (iii) Advisors own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company's business.

                  SECTION 6. OWNERSHIP OF PROPRIETARY INFORMATION. The Advisor agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Consulting Term, and information relating to the Company's customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

                  All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Advisor that does not include any specific information relative to the Company's proprietary information, shall be the sole and exclusive property of Advisor.

                  SECTION 7. TERMINATION. (a) DEATH OR DISABILITY OF ADVISORS. This Agreement and Advisors' engagement hereunder shall terminate upon the earlier of the end of the Consulting Term or upon the Advisor's death.

                  (b) Termination by the Company for Just Cause. Any of the following actions by Advisor shall constitute just cause and give the Company the right to immediately terminate Advisor:

                           (i) Breach by Advisor of this Agreement;

                           (ii) Acts or omissions involving willful or
intentional malfeasance or misconduct that is injurious to the Company, monetarily, reputationally or otherwise;

                           (iii) Commission of an act of fraud against the
Company; and

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                           (iv) Acts or omissions constituting a material breach
of Advisors' obligations under this Agreement.

                  (c) Upon 60 days advance written notice to the other party. All expense fees due and owing pursuant to Section 4 will immediately become due and payable.

                  (d) Upon termination pursuant to subsections (a), (b) or (c) of this Section 7, Sections 3, 5, 6 and 8 of this Agreement shall remain in full force and effect.

                  SECTION 8. REPRESENTATIONS. The acts, statements and representations made by Company to Investors or any third party are the sole responsibility of Company, and Company agrees to indemnify Advisor and its officers, directors, members, managers, employees, attorneys and agents for any liability, claims, losses and expenses, including legal expenses, incurred by Advisors that result from Company's representations. Advisor agrees to indemnify the Company for any liability, claims, losses, and expenses, incurred by Advisor that result from the Advisors' gross negligence, intentional misconduct, or representations which are not based upon information provided by the Company. Company represents that all materials provided to Advisors or any third party regarding the Company's affairs or financial condition are truthful and accurate in all material respects.

                  SECTION 9. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefore; one day after being sent by Federal Express or similar overnight delivery; or five business days after being mailed registered or certified mail, postage prepaid, to a party hereto at the address set forth below, or to such other address as such party shall give by notice hereunder to the other party to this Agreement.

                  If to Company:                      If to Advisors:

                  SATX, Inc.                          Mr. Terrance Byrne
                  8302 Dunwoody Place                 466 Cote St. Antoine
                  Attn: Mr. Terry Colbert             West Mount, Quebec H3Y 2J9
                  Phone: 678-585-7755                 Telephone:  514.769.0130
                  Fax:   678.585.7766                 Telecopy:    514.769.8606

                  SECTION 10. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  SECTION 11. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

                  SECTION 12. BINDING EFFECT. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, its successors and assigns. This Agreement constitutes a personal service agreement, and the performance of Advisors' obligations hereunder may not be transferred or assigned by Advisors and any such purported transfer or assignment shall be null and void, Unless otherwise agreed to in writing.

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                  SECTION 13. THIRD PARTY BENEFICIARIES. This Agreement is for
the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer upon any other person or entity, any rights or remedies hereunder.

                  SECTION 14. NON-WAIVER. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                  SECTION 15. REMEDIES FOR BREACH. Advisor and Company mutually agree that any breach of Sections 5, 6, 8 or 9 of this Agreement by Advisor or Company may cause irreparable damage to the other party and/or its Affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies, which may be available to it.

                  SECTION 16. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia New York without regard to such State's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the courts of the United States of America sitting in the County of Nassau or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. If any such State court also does not have jurisdiction over the subject matter thereof, then such an action, suit or proceeding may be brought in the federal or state courts located in the states of the principal place of business of any party hereto. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

                  SECTION 17. HEADINGS. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                  ADVISOR:

                  By:       /s/ Terrance Byrne
                  Terrance Byrne

                  COMPANY:

                  SATX, Inc.

                  By:      /s/ Terry L. Colbert
                  Terry Colbert, CEO & President